EXHIBIT 10.9

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT, entered into effective as of the 1st day of January 2001 ("Effective Date"), by and between Rural Cellular Corporation (the "Company") and David J. Del Zoppo (the "Employee").
         WHEREAS, the Company recognizes the valuable services that the Employee has rendered to the Company and desires to be assured that the Employee will continue to actively participate in the business of the Company;
         WHEREAS, the Employee is willing to continue to serve the Company, but desires assurance that, in the event of a change in control, the Employee will continue to have the responsibility and status the Employee has earned; and
         WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control;
         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Employee hereby agree as follows:
     17.  TERM.
          (c) The Term of this Agreement shall commence on the Effective Date and shall terminate upon the earliest to occur of:
               (v) the "Expiration Date";
               (vi) the termination of the Employee's employment under circumstances that do not entitle the Employee to a payment under paragraph 3;
               (vii) the Employee's death; or
               (viii) the second anniversary of the occurrence of a Change in Control, if the Employee is still employed by the Company on such date;
PROVIDED, that the expiration of the Term shall not relieve the Company of its obligations to make any payments or provide any benefits which are or become due to the Employee subsequent to the expiration of the Term. Nothing in this Agreement shall be construed as limiting or reducing the Employee's rights to benefits or payments under any other agreement with, or plan, program, policy or practice of, the Company, except to the extent otherwise specifically provided herein.
          (d) For purposes of this paragraph, the "Expiration Date" is the first anniversary of the Effective Date; PROVIDED, that on each day after the Effective Date, the Expiration Date shall automatically extend for an additional day, so that the remaining Term shall always be one year, unless the Company gives written notice to the Employee that the Term shall not be so extended, whereupon the Expiration Date shall be the date which is one year after the date of such notice; PROVIDED FURTHER, that upon the occurrence of a Change in Control during the Term of this Agreement, the Expiration Date shall automatically be extended to the second anniversary of the date on which the Change in Control occurs.
     18. QUALIFICATION FOR BENEFITS. The Employee will be entitled to the payments and benefits described in paragraph 3 if, during the Term of this
Agreement:
          (c)  the Employee's employment is terminated:
               (iii) by the Company, other than for Just Cause, in connection with or within 24 months after the occurrence of a Change in Control; or
               (iv) by the Employee, for Good Reason, within 24 months after the occurrence of a Change in Control; and
          (d) the Employee executes an effective general release, in a form prescribed by the Company, of all claims against the Company and its affiliated organizations and their respective employees, officers and directors, other than claims for benefits under this Agreement or under any other plan or agreement of the Company that become payable upon, or as a result of, the Employee's termination of employment and any amounts due to the Employee for unused leave time, reimbursement of expenses, or other compensation earned or due but not yet paid as of the date of termination.
     19. BENEFITS. If the Employee satisfies the requirements set forth in paragraph 2, the Employee shall be paid an amount equal to the sum of:

          (c) 100% of the Employee's annual base salary at the highest rate in effect during the period beginning 12 months prior to the occurrence of the Change in Control and ending on the date of the Employee's termination of employment; plus
          (d) 100% of the largest bonus and/or incentive payment (excluding "pay to stay" or similar bonuses) that was payable to the Employee for any fiscal year of the Company that ended during the period beginning 12 months prior to the occurrence of the Change in Control and ending on the date of the Employee's termination of employment.
Said amount shall be paid to the Employee in one lump sum, within five days after the Employee's termination of employment.
     20.  LIMITATION; GROSS-UP PAYMENT.
          (e) If any payments or benefits due to the Employee under this Agreement and/or under any other plan or program of the Company would be subject to an Excise Tax, and if the amount of the Employee's Parachute Payments taken into account for the purposes of such Excise Tax does not exceed 330% of the Employee's Base Amount, then the payments or benefits which are subject to the Excise Tax shall be adjusted until the amount of such Parachute Payments equals 299% of the Employee's Base Amount. The adjustments shall be made in such manner, and to such payments or other benefits, as the Employee and the Company shall mutually agree.
          (f) If any payments or other benefits due to the Employee under this Agreement and/or under any other plan or program of the Company would be subject to the Excise Tax, and if the amount of the Employee's Parachute Payments taken into account for the purposes of such Excise Tax exceeds 330% of the Employee's Base Amount, the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") so that the net amount that is retained by the Employee, after the deduction of the Excise Tax and any other taxes (including Excise Taxes) that are imposed on the Gross-Up Payment (other than interest and penalties imposed by reason of the Employee's failure to file timely a tax return or pay taxes shown as due on his or her tax return), is equal to the payments and other benefits the Employee would have retained in the absence of the Excise Tax. For the purpose of calculating the Gross-Up Payment, the Employee's individual income tax rate will be deemed to be the Highest Marginal Tax Rate.
          (g) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Employee which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Employee within five days of the date of termination of the Employee's employment, if applicable, or at such other time as may be requested by the Company or the Employee (provided the Employee reasonably believes that [s]he may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with an opinion to that effect which is reasonably acceptable to the Employee. Within ten days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this paragraph 4, shall be paid by the Company to the Employee within five days of the receipt of the Determination. The existence of the Dispute shall not in any way affect the Employee's right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall promptly pay to the Employee any additional amount required by such resolution, or, if it is determined that the Excise Tax is lower than originally determined, the Employee shall repay to the Company the excess amount of the Gross-Up Payment. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Employee, subject to the application of paragraph 4(d) below.
          (h) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any payment or benefit, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the payment or benefit.
     21.  DEFINITIONS. For the purposes of this Agreement:
          (k) "Base Amount" means the base amount as defined in Section 280G(b)(3) of the Code.
          (l) "Board" means the Board of Directors of the Company.
          (m) "Change in Control" means the happening of any of the following:
               (iv) A majority of the directors of the Company shall be persons other than persons:
                    (C) for whose election proxies shall have been solicited by the Board; or

                    (D) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships.
               (v) 30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with subparagraph (iii)(A)(2) hereof in all respects).
               (vi) The shareholders of the Company approve a definitive agreement or plan to:
                    (E) merge or consolidate the Company with or into another
               corporation other than:
                         (3) a merger or consolidation with a subsidiary of the
                    Company; or
                         (4) a merger in which:
                             e. the Company is the surviving corporation;
                             f. no outstanding voting stock of the Company
                         (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except: (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger; and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights);
                             g. the persons who were the beneficial owners,
                         respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation; and
                             h. if voting stock of the parent corporation is
                         exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series;
                    (F) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property;
                    (G) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or
                    (H) liquidate or dissolve the Company.
          (n) "Code" means the Internal Revenue Code of 1986, as amended.
          (o) "Company" means the Company as hereinbefore defined and any successor or assign to its business and/or assets which executes and delivers the agreement provided for in paragraph 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Employee is employed by a subsidiary of the Company, the term "Company" as used in this Agreement (other than in paragraphs 5(c) and 9(a) hereof) shall in addition include such subsidiary. In such event, the Company agrees that it shall pay or provide, or shall cause such subsidiary to pay or provide, any amounts or benefits due the Employee pursuant to this Agreement.

          (p) "Excise Tax" means the excise tax imposed by Section 4999 of the Code, together with any interest or penalties incurred by the Employee with respect to such excise tax.
          (q) "Good Reason" means the occurrence of any of the following events, which have not been consented to in advance by the Employee in writing:

               (ix) If the Employee is employed at the Company's principal executive offices at the time of a Change in Control, a relocation of such principal executive offices to a location more than 50 miles from such location, or a requirement that the Employee be based anywhere other than the Company's principal executive offices at the time of the Change in Control.
               (x) If the Employee is not employed at the Company's principal executive offices at the time of a Change in Control, the Employee's relocation to any place other than the location at which the Employee principally performed his or her duties prior to the Change in Control.
               (xi) Required travel by the Employee on the Company's business to an extent substantially greater than the Employee's business travel obligations at the time of the Change in Control.
               (xii) A requirement that the Employee report to a person or persons holding an office in the organizational structure of the Company other than the highest ranking position (or functional equivalent thereof) to which the Employee reported during the 12-month period immediately preceding the occurrence of the Change in Control.
               (xiii) A failure by the Company to maintain the Employee's base compensation in effect as of the date of the Change in Control and material fringe benefit, performance incentive and employee benefit plans substantially equivalent to those in effect as of the date of Change in Control.
               (xiv) An assignment to the Employee of duties and responsibilities other than those normally associated with the highest position held by the Employee during the 12-month period immediately preceding the occurrence of the Change in Control.
               (xv) A material diminution or reduction of the Employee's responsibilities or authority.
               (xvi) A failure by the Company to comply with the requirements of paragraph 9 hereof.
          (r)  "Highest Marginal Tax Rate" means:
               (i) the highest marginal rate of federal individual income tax; plus
               (ii) the highest marginal rates of state, local and/or foreign individual income taxes in the state and locality or foreign jurisdiction of the Employee's residence, net of the reduction in federal income taxes which could be obtained from any deduction or credit attributable to the state, local or foreign taxes;
that are in effect for the calendar year in which the Gross-Up Payment is to be made.
          (s)  "Just Cause" means:
               (iii) the Employee has been convicted of a felony; or
               (iv) the Employee has intentionally engaged in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;
PROVIDED, HOWEVER, that no termination of the Employee's employment shall be for Just Cause as set forth in subparagraph (ii) above until:
                    (D) there shall have been delivered to the Employee a copy of a written notice setting forth that the Employee was guilty of the conduct set forth in subparagraph (ii) and specifying the particulars thereof in detail;
                    (E) the Employee shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Employee's counsel if the Employee so desires); and
                    (F) such conduct is not discontinued within a reasonable
               period of time after receipt of the written notice provided in clause (A).
No act or failure to act on the Employee's part shall be considered "intentional" unless the Employee has acted or failed to act with an absence of good faith and without a reasonable belief that the Employee's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Employee after notice of termination has been given by the Employee will constitute Just Cause for purposes of this Agreement.

          (t)  "Parachute Payment" means a parachute payment as defined in
     Section 280G(b)(2) of the Code.
     22. NO MITIGATION. The Employee's benefits hereunder shall be in consideration of the Employee's past service and the Employee's continued service from the date of this Agreement, and the Employee's entitlement thereto shall not be governed by any duty to mitigate damages by seeking further employment nor offset by any compensation which the Employee may receive from future employment.
     23. NO RIGHT TO EMPLOYMENT. It is understood and agreed that this Agreement does not impose any additional obligations on the Company prior to the occurrence of a Change in Control, nor does it impair the Company's rights to terminate the Employee's employment, prior to or after a Change in Control, with or without Just Cause.
     24. OTHER BENEFITS. The specific arrangements referred to in this Agreement are not intended to exclude Employee's participation in other benefits available to executive personnel generally, or to preclude other compensation or benefits as may be authorized by the Company from time to time; PROVIDED, that if the Employee is entitled to severance payments which would be made in the absence of a Change in Control under any plan or program of the Company, the amounts payable to the Employee pursuant to this Agreement shall be reduced by the value of such other severance payments.
     25.  SUCCESSORS.
          (c) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Employee to terminate the Employee's employment for Good Reason, whereupon the Employee shall be entitled to receive the payments and other benefits described in this Agreement as though such termination had occurred upon or after the occurrence of a Change in Control.
          (d) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.
     26. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail (or its equivalent for overseas delivery), return receipt requested, postage prepaid, and addressed as follows:

                  If to the Company:
                  Rural Cellular Corporation
                  3905 Dakota Street SW
                  P.O. Box 2000
                  Alexandria, MN 56308
                  Attention:  Chief Executive Officer

                  If to the Employee:
                  David J. Del Zoppo
                  127 Linden Avenue
                  Alexandria, MN 56308

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     27. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     29. MODIFICATIONS; WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     30. APPLICABLE LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Minnesota, except to the extent that Federal law shall be deemed to apply.
     31. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Company, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. If the parties cannot mutually agree on an arbitrator, each party shall select an arbitrator and those two arbitrators shall select a third arbitrator and the third arbitrator shall conduct the arbitration. The Company shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Company or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. Otherwise, each party shall pay its own costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof, upon delivery of a final judgment or settlement of the dispute.
     32. ENTIRE AGREEMENT. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede all prior understandings in writing or otherwise between the parties.
                                    * * * * *
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
ATTEST

RURAL CELLULAR CORPORATION

By   /S/ ANN K. NEWHALL              By   /S/ RICHARD P. EKSTRAND
   ---------------------------------    ---------------------------------------
     Ann K. Newhall                       Richard P. Ekstrand
      Secretary                           President and Chief Executive Officer





WITNESS

/S/ WESLEY E. SCHULTZ                     /S/ DAVID J. DEL ZOPPO
-------------------------------------     -------------------------------------
Wesley E. Schultz                         David J. Del Zoppo